UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2023

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 11, 2023, CoreCivic, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”) via live webcast. At the Annual Meeting there were present in person or represented by proxy 99,725,391 shares of the Company’s common stock, which represented approximately 87.0% of the 114,667,461 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) elected 10 directors to the Company’s Board of Directors (the “Board”); (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) approved on an advisory basis the compensation of the Company’s named executive officers; and (iv) voted on an advisory basis in favor of “[1] Year” as the frequency of future advisory votes on executive compensation paid to the Company’s named executive officers. The results of each proposal submitted to a vote of the stockholders at the Annual Meeting are forth below.

Proposal 1: The ten nominees for director received the number of votes reported below:

Nominee	For	Against	Abstain	Broker Non-Votes
Donna M. Alvarado	68,797,417	19,464,373	40,153	11,423,448
Robert J. Dennis	86,619,348	1,615,962	66,633	11,423,448
Mark A. Emkes	73,457,443	14,766,760	77,740	11,423,448
Damon T. Hininger	85,577,639	2,651,244	73,060	11,423,448
Stacia A. Hylton	73,578,449	14,642,712	80,782	11,423,448
Harley G. Lappin	85,570,843	2,637,769	93,331	11,423,448
Anne L. Mariucci	81,232,016	6,989,976	79,951	11,423,448
Thurgood Marshall, Jr.	73,690,668	14,556,411	54,864	11,423,448
Devin I. Murphy	69,293,333	18,931,191	77,419	11,423,448
John R. Prann, Jr.	83,805,528	4,417,836	78,579	11,423,448

Accordingly, Ms. Alvarado, Mr. Dennis, Mr. Emkes, Mr. Hininger, Ms. Hylton, Mr. Lappin, Ms. Mariucci, Mr. Marshall, Mr. Murphy and Mr. Prann were elected to serve until the Company’s 2024 Annual Meeting of Stockholders and until their respective successor is duly qualified and elected.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

For	Against	Abstain
95,916,839	3,768,041	40,511

Proposal 3: An advisory vote to approve the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
84,985,101	3,224,990	91,852	11,423,448

Proposal 4: An advisory vote on the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
86,899,922	175,562	1,136,708	89,751	11,423,448

Based on these results, and consistent with its own recommendation, the Board has determined to continue to provide the Company’s stockholders with an annual advisory vote to approve executive compensation until the next vote on the frequency of such advisory votes.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Current Report:

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 15, 2023	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle
Executive Vice President and Chief Financial Officer